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As filed with the Securities and Exchange Commission on December 4, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AAR CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2334820 (I.R.S. Employer Identification Number)

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
630-227-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert J. Regan, Esq.
Vice President and General Counsel
AAR CORP.
One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(630) 227-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Robert J. Minkus, Esq.
Schiff Hardin LLP
6600 Sears Tower
Chicago, Illinois 60606
(312) 258-5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)

Common Stock, par value $1.00 per share, and related common stock purchase rights	(5)

Preferred Stock, par value $1.00 per share	(5)

Debt Securities	(5)

Warrants	(5)

Stock Purchase Contracts	(5)

Stock Purchase Units	(5)

Total:	$300,000,000	$11,790

(1)
We are registering hereunder such indeterminate number of shares of Common Stock and Preferred Stock, such indeterminate principal amount of Debt Securities, such indeterminate number of Warrants to purchase Common Stock, Preferred Stock or Debt Securities, such indeterminate number of contracts relating to the purchase or sale of Common Stock or Preferred Stock, and such number of units of contracts relating to purchase or sale of Common Stock or Preferred Stock offered in conjunction with beneficial interests in Debt Securities or third-party debt securities as shall have an aggregate initial offering price not to exceed $300,000,000. If any Debt Securities are issued at an original issue discount, then the offering price of such Debt Securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate numbers of shares of Common Stock and Preferred Stock, and principal amounts of Debt Securities, as may be issued upon conversion of or exchange for Preferred Stock or Debt Securities that provide for conversion or exchange, upon exercise of Warrants or pursuant to the antidilution provisions of any such securities.

(2)
In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)
The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)
Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered.

(5)
Not required to be included in accordance with General Instruction II.D. of Form S-3.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 3, 2008

PROSPECTUS

$300,000,000

AAR CORP.

Common Stock

Preferred Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

        We may from time to time issue up to $300,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants, stock purchase contracts or stock purchase units. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading "Plan of Distribution" beginning on page 22 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange and traded under the symbol "AIR".

        Investing in our securities involves risks that are described in the "Risk Factors" section beginning on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    ,

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000.

        We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under "Where You Can Find More Information."

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

        Unless the context otherwise requires, the terms "AAR", the "company", "we," "us" and "our" refer to AAR CORP. and to its subsidiaries. References to "securities" refer collectively to the common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units registered hereunder.

 WHERE YOU CAN FIND MORE INFORMATION

        AAR files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including AAR.

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document that AAR has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that AAR files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

  •
  Annual Report on Form 10-K for the fiscal year ended May 31, 2008;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2008;

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  Current Report on Form 8-K filed on September 17, 2008; and

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  The descriptions of our common stock and the common stock purchase rights included in our registration statements on Form 8-A filed with the SEC on July 29, 1987 and July 13, 2007, respectively, pursuant to Section 12(d) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

        We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

        You may request a copy of these filings at no cost, by writing or telephoning AAR CORP. at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191, Attention: Corporate Secretary, (630) 227-2000.

        We maintain an Internet site at www.aarcorp.com which contains information concerning AAR and its subsidiaries. The information contained at our Internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

        We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

 RISK FACTORS

        Investing in the securities involves risk. Please see the "Risk Factors" section in our most recent Annual Report on Form 10-K, along with the disclosure related to risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

 FORWARD-LOOKING STATEMENTS

        This prospectus, the prospectus supplement and the documents incorporated herein by reference contain statements that we believe are "forward-looking statements" under the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy protection of the safe harbor for forward-looking statements provided by that act. These forward-looking statements relate to, among other things, our strategic and business initiatives and plans for growth or operating changes; our financial condition and results of operation; future events, developments or performance; and management's expectations, beliefs, plans, estimates and projections. These forward-looking statements generally can be identified by use of phrases such as "believe," "plan," "expect," "anticipate," "intend," "forecast" or other similar words or phrases.

        Forward-looking statements are our current estimates or expectations of future events or future results. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties including:

  •
  impact on our customers of recent severe disruptions in the financial markets and the continued tightening of the credit markets;

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  declining demand for our products and services and the ability of certain of our airline customers to meet their financial obligations due to their precarious financial position;

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  declining market values for aviation products and equipment caused by various factors, including airline bankruptcies, consolidations and fleet reductions;

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  the risk of significant cost issues associated with the A400M Cargo system;

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  cost overruns on fixed-price contracts;

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  difficulties in re-leasing or selling aircraft and engines that are currently being leased;

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  inability to integrate acquisitions effectively and execute our operational and financial plan related to the acquisitions;

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  lack of assurance that sales to the U.S. defense department, its agencies and its contractors (which were 31.7% of total sales in fiscal 2008) will continue at levels previously experienced, including the mix of products sold;

  •
  a reduction in outsourcing by airlines necessary for continued success in our Maintenance, Repair and Overhaul segment;

  •
  limitations on our ability to access the debt and equity capital markets or to draw down funds under financing agreements;

  •
  a need to make significant capital expenditures to keep pace with technological developments in our industry;

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  non-compliance with restrictive and financial covenants contained in certain of our loan agreements;

  •
  changes in or non-compliance with laws and regulations that may affect certain of our aviation related activities that are subject to licensing, certification and other regulatory requirements imposed by the FAA and other regulatory agencies, both domestic and foreign;

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  competition from other companies, including original equipment manufacturers, some of which have greater financial resources than we do;

  •
  reliance on skilled personnel and the risk that our operations could be adversely affected by a shortage of such skilled personnel or work stoppages;

  •
  exposure to product liability and property claims that may be in excess of our substantial liability insurance coverage; and

  •
  the outcome of any pending or future material litigation or environmental proceedings.

        For a discussion of these and other risks and uncertainties, refer to "Risk Factors" in our most recent Annual Report on Form 10-K. You should read these factors and other cautionary statements made in this prospectus, the prospectus supplement and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, the prospectus supplement and in the documents incorporated by reference. While management believes these forward-looking statements are accurate and reasonable, uncertainties, risks and factors, including those described above, could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date of this prospectus or the date of the document incorporated by reference. Neither we nor our management undertakes an obligation to revise or update these forward-looking statements to reflect events and circumstances that arise after the date of this prospectus.

 AAR CORP.

         Overview.    AAR was founded in 1951, organized in 1955, and reincorporated in Delaware in 1966. We are a diversified provider of products and services to the worldwide aviation/aerospace and defense industries. We conduct our business activities primarily through six principal operating subsidiaries: AAR Parts Trading, Inc., AAR Aircraft & Engine Sales & Leasing, Inc., AAR Services, Inc., AAR Aircraft Services, Inc., AAR Manufacturing, Inc., and AAR International, Inc. Our international business activities are conducted primarily through AAR International, Inc.

         Business Segments.    We report our activities in four business segments:

          Aviation Supply Chain: Activities include the purchase and sale of a wide variety of new, overhauled and repaired engine and airframe parts and components for our aviation and defense customers. We also repair and overhaul a wide variety of avionics, electrical, electronic, fuel, hydraulic and pneumatic components and instruments and a broad range of internal airframe components for the same customer categories. We provide customized inventory supply and management programs for engine and airframe parts and components in support of customer maintenance activities. We are an authorized distributor for more than 125 leading aviation products manufacturers. In addition, we sell and lease commercial jet engines.

          Maintenance, Repair and Overhaul: Activities include airframe maintenance services and the repair and overhaul of most types of landing gear for commercial and defense customers. We have a long-term lease to occupy a significant portion of an airframe maintenance facility in Indianapolis, Indiana, which also has backshop, warehouse and office space. We operate aircraft maintenance facilities in Oklahoma City, Oklahoma and Miami, Florida providing airframe maintenance, modification, special equipment installation, painting services and aircraft terminal services for various models of commercial, defense, regional business and general aviation aircraft. We also operate a regional maintenance, repair, and overhaul facility in Hot Springs, Arkansas.

          Structures and Systems: Activities include the design, manufacture and repair of a wide array of containers, shelters and pallets in support of military and humanitarian tactical deployment activities and complex machined and fabricated parts, components and sub-systems for various aerospace and defense programs and other applications. We also design, manufacture and install in-plane cargo loading and handling systems for commercial and military aircraft and helicopters, and we design and manufacture advanced composite materials for commercial, business and military aircraft as well as for the transportation industry.

          Aircraft Sales and Leasing: Activities include the sale or lease of used commercial jet aircraft. In this segment, we purchase aircraft from airlines and aircraft leasing companies for our own account or in partnership with strategic or financial partners typically under joint venture agreements. We also provide advisory services, which consist of assistance with the remarketing of aircraft, records management and storage maintenance.

 USE OF PROCEEDS

        We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for general corporate purposes. These may include additions to working capital, repayment of existing indebtedness and acquisitions. If we decide to use the net proceeds of any offering of securities other than for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

Three Months Ended August 31,	For the Fiscal Year Ended May 31,
2008	2008	2007	2006	2005	2004
5.1	5.1	4.8	3.0	1.8	1.1

        For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before provision (benefit) for income taxes, adjusted for fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt expenses and one-third of rent expense under operating leases (estimated by management to be the interest factor of such rent expense).

 DESCRIPTION OF COMMON STOCK

General

        The following is a description of certain terms of our common stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of our restated certificate of incorporation, bylaws and the Delaware General Corporation Law.

        Our authorized common stock consists of 100,000,000 shares of common stock, $1.00 par value per share. As of November 28, 2008, there were 38,670,275 shares of common stock outstanding.

         Voting.    Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

         Dividend Rights.    Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, in its discretion, out of funds legally available for the payment of dividends. Our board of directors currently intends to reinvest all future earnings in our business rather than pay cash dividends.

         Liquidation Rights.    Upon the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive ratably the net assets of our company available after the payment of all debts and other liabilities.

         Rights Subject to Preferred Stock.    The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

         No Preeemptive Rights; Redemption.    Holders of common stock have no preemptive, subscription, redemption or conversion rights.

         Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., c/o Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078. Its telephone number is 1-877-282-1168.

Certain Charter and By-Law Provisions

         General.    We have implemented certain measures designed to enhance the board of directors' ability to protect our stockholders against, among other things, unsolicited attempts to acquire a significant interest in us or to influence our management (whether through open market purchases, tender offers or otherwise) that do not offer an adequate price to all stockholders or that the board of directors otherwise considers not in the best interests of our company and its stockholders.

        Certain provisions in our restated certificate of incorporation may have a significant impact on the stockholders' ability to change the composition of the incumbent board of directors or the ability of a substantial holder of the common stock to acquire control of, or to remove, the incumbent board of directors, and might discourage certain types of transactions that involve an actual or threatened change of control of us.

        The provisions of our restated certificate of incorporation are intended to encourage persons seeking to acquire control of us to initiate such an acquisition through arm's-length negotiations with our management and board of directors. These provisions could have the effect of discouraging a third party from making a tender offer to or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to our stockholders. At the same time, these provisions help ensure that the board of directors, if confronted by an unsolicited proposal from a third party who recently acquired a block of common stock, will have sufficient time to review the proposal and alternatives to it and to seek better proposals for its stockholders, employees, suppliers, customers and others. These provisions are discussed below.

         Preferred Stock.    Our restated certificate of incorporation allows the board of directors, without stockholder approval, to issue up to 250,000 shares of preferred stock with voting, liquidation and conversion rights that could be superior to and adversely affect the voting power of holders of common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company.

         Classified Board of Directors.    Our restated certificate of incorporation provides that our board of directors shall be divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors in a relatively short period of time.

         Voting Restriction on Certain Business Combinations.    An affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote generally in the election of directors is required to adopt certain business combinations, including mergers, consolidations, asset and securities sales, plans of liquidation or dissolution and certain reclassifications, involving any related party. A related party is defined as the beneficial owner, directly or indirectly, of at least 10% of our voting stock.

        The 80% affirmative voting requirement is not applicable to business combinations approved by (i) a majority of our board of directors prior to the related party's acquisition of at least 10% of our voting stock or (ii) a majority of those members of the board of directors who are not related to the related party.

         Special Stockholders' Meeting.    Our restated certificate of incorporation and bylaws allow only the Chairman of the board of directors or a majority of the board of directors then in office to call a special meeting of the stockholders.

         No Action by Stockholder Consent.    Our restated certificate of incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of our stockholders from being taken by the written consent of stockholders without a meeting.

         Supermajority Voting.    The provisions relating to the classified board, right to call a special meeting and prohibition on stockholder consent, as well as certain other provisions of the restated certificate of incorporation, may be altered, amended, or repealed only by the affirmative vote of the holders of 80% or more of the outstanding shares of voting stock. Our bylaws may be amended, altered, changed or replaced by the affirmative vote of the holders of at least 80% or more of the outstanding shares of voting stock entitled to vote in the election of directors or by a majority of board of directors then in office.

Rights Agreement

        Each outstanding share of our common stock carries with it a right to purchase from us one additional share at a purchase price of $140.00 per share, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement, dated as of July 11, 2007, between us and Computershare Trust Company, N.A., as Rights Agent. The rights replace the common stock purchase rights that we distributed to our stockholders in 1997.

        The rights agreement provides that, unless earlier redeemed, the rights will separate from the common stock and a "distribution date" will occur upon the earlier of the tenth business day after:

  •
  A "stock acquisition date" or

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  The commencement or announcement of an intention to make a tender offer or exchange offer which would result in any person or group of affiliated or associated persons becoming an "acquiring person."

"Stock acquisition date" means the date of first public announcement that a person or group of affiliated or associated persons has become an "acquiring person," and an "acquiring person" is a person or group of affiliated or associated persons that has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock.

        The rights are not exercisable until the distribution date. The rights will expire on August 6, 2017, unless we redeem them earlier as described below.

         Flip-In Right.    In the event that a person becomes an "acquiring person," each right, other than rights beneficially owned by the "acquiring person" (which will be void), entitles its holder to receive upon exercise thereof, that number of shares of our common stock having a market value of two times the purchase price of the right.

         Flip-Over Right.    In the event that, on or after the "stock acquisition date," we were acquired in a merger or other business combination, or 50% or more of our assets or earning power were sold, proper provision will be made so that each holder of a right will have the right to receive, upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company which would have a market value of two times the purchase price of the right. In the event that we were the surviving corporation in a merger involving the "acquiring person" and our common stock were not changed or exchanged, proper provision will be made so that each holder of a right, other than rights beneficially owned by the "acquiring person" (which will be void), will thereafter have the right to receive upon exercise that number of shares of the common stock having a market value of two times the purchase price of the right.

        At any time prior to the tenth day after the time that there is an "acquiring person," we may, at our option, redeem the rights in whole but not in part, at a price of $0.01 per right. Immediately upon the authorization of the redemption of the rights by our board of directors, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        Our board of directors may amend the rights agreement from time to time, provided that any such changes do not adversely affect the interest of the holders of the rights, and provided further that the rights agreement may not be supplemented or amended in any way after a person has become an "acquiring person."

 DESCRIPTION OF THE PREFERRED STOCK

General

        Under our restated certificate of incorporation, our board of directors has the authority, without further stockholder action, to issue up to 250,000 shares of preferred stock, par value $1.00 per share. As of the date of this prospectus, no shares of preferred stock are outstanding.

        The following description sets forth general terms that will apply to our preferred stock. We will describe the particular terms of any preferred stock that we offer in the prospectus supplement relating to those shares of preferred stock. Those terms may include:

  •
  the maximum number of shares to constitute the series;

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  any annual dividend rate on the shares, whether the rate is fixed or variable or both, the date or dates from which dividends will accrue, whether the dividends will be cumulative and any dividend preference;

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  whether the shares will be redeemable and, if so, the price at and the terms and conditions on which the shares may be redeemed;

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  any liquidation preference applicable to the shares;

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  the terms of any sinking fund;

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  any terms and conditions on which the shares of the series will be convertible into, or exchangeable for, shares of any other capital stock;

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  any voting rights of the shares of the series; and

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  any other preferences or special rights or limitations on the shares of the series.

Voting

        Unless required by law or specifically provided for by our board of directors, the holders of our preferred stock have no voting power on any matter.

Dividends

        Before declaration and payment of any dividends on our classes of stock that rank junior to preferred stock, the holders of shares of preferred stock will receive any cash dividends to which they are entitled out of legally available funds.

 DESCRIPTION OF THE DEBT SECURITIES

General

        The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

        The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. We refer to this indenture as the "senior indenture." The subordinated debt securities will be issued under a separate Subordinated Indenture between us and U.S. Bank National Association, as trustee. We refer to this indenture as the "subordinated indenture" and, together with the senior indenture, as the "indentures." The indentures have been qualified under the Trust Indenture Act of 1939.

        We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

        The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

        Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

        The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. (Subordinated Indenture Section 15.1) We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

        We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

  •
  the title and type of the debt securities;

  •
  the total principal amount or initial offering price of the debt securities;

  •
  the date or dates when the principal of the debt securities will be payable;

  •
  whether we will have the right to extend the stated maturity of the debt securities;

  •
  whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

  •
  if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

  •
  the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

  •
  the denominations in which any registered debt securities will be issuable;

  •
  the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

  •
  the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

  •
  the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

  •
  any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

  •
  any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

  •
  whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

  •
  to whom interest will be payable

  •
  if other than the registered holder (for registered debt securities),

  •
  if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

  •
  if other than as specified in the indentures (for global debt securities);

  •
  whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

  •
  particular terms of subordination with respect to subordinated debt securities; and

  •
  any other terms of the debt securities consistent with the provisions of the applicable indenture. (Section 3.1)

        We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

        We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. (Section 2.1) If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

        Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities. (Section 3.5)

        In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form. (Section 3.5) See "Global Securities."

Conversion and Exchange

        If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

  •
  the conversion price or exchange ratio;

  •
  the conversion or exchange period;

  •
  whether the conversion or exchange will be mandatory or at the option of the holder or us;

  •
  provisions for adjustment of the conversion price or exchange ratio; and

  •
  provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

        Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

        The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. We will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

  •
  the redemption date;

  •
  the redemption price;

  •
  if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

  •
  that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

  •
  the place or places of payment;

  •
  whether the redemption is for a sinking fund; and

  •
  any other provisions required by the terms of the debt securities of the series that are being redeemed. (Section 11.4)

        On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 11.5)

        If we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

        An "event of default" regarding any series of debt securities is any one of the following events:

  •
  default for 30 days in the payment of any interest installment when due and payable;

  •
  default in the making of any sinking fund payment when due;

  •
  default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

  •
  default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

  •
  certain events of bankruptcy, insolvency and reorganization; and

  •
  any other event of default provided with respect to that series of debt securities. (Section 5.1)

        We are required to file every year with each trustee an officers' certificate stating whether any default exists and specifying any default that exists. (Section 10.4)

Acceleration of Maturity

        If an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately. (Section 5.2)

        At any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

  •
  we have paid or deposited with the trustee a sum sufficient to pay:

  •
  all overdue interest on all outstanding debt securities of that series and any related coupons,

  •
  all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

    •
    to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

    •
    all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

  •
  all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived. (Section 5.2)

        No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

        The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

  •
  in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby. (Section 5.13)

        If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request. (Section 6.3)

        The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction. (Section 5.12)

Modification of Indenture

        We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

  •
  to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

  •
  establishing the form or terms of any series of debt securities issued under the supplemental indentures;

  •
  adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

  •
  adding additional events of default for the benefit of the holders;

  •
  to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

  •
  to secure the debt securities;

  •
  to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

  •
  to evidence and provide for acceptance of a successor trustee; and

  •
  to comply with the requirements of the Trust Indenture Act of 1939. (Section 9.1)

        We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. (Section 9.2) Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

  •
  reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

  •
  change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

  •
  impair the right to institute suit for enforcement of payments;

  •
  reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

  •
  modify any of the provisions described in this section. (Section 9.2)

Consolidation, Merger and Sale of Assets

        As provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

  •
  the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

  •
  immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

  •
  the trustees under the indentures receive certain officers' certificates and opinions of counsel. (Section 8.1)

Satisfaction and Discharge

        We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

  •
  have become due and payable;

  •
  will become due and payable at their stated maturity within one year; or

  •
  are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

        We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers' certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge. (See Section 4.1)

The Trustees

        U.S. Bank National Association is the trustee under the each of the indentures.

        Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

  •
  the trustee is a trustee under another indenture under which our securities are outstanding;

  •
  the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

  •
  we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

  •
  the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

  •
  the trustee is one of our creditors; or

  •
  the trustee or one of its affiliates acts as an underwriter or agent for us.

        Because U.S. Bank National Association is the trustee under the senior indenture and the subordinated indenture, it may be required to resign as trustee under one of those indentures if there is an event of default under an indenture.

        We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

        We and our affiliates engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

        Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York. (Section 1.13)

 DESCRIPTION OF THE WARRANTS

        We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

  •
  the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

  •
  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

  •
  any applicable material United States federal income tax considerations;

  •
  the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

  •
  the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

  •
  the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

  •
  provisions for changes to or adjustments in the exercise price;

  •
  if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

  •
  information with respect to any book-entry procedures;

  •
  any antidilution provision of the warrants;

  •
  any redemption or call provisions; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

 DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units that we call "stock purchase units." Stock purchase units consist of a stock purchase contract and beneficial interests in:

  •
  debt securities; or

  •
  debt obligations of third parties, including U.S. treasury securities.

        The beneficial interests comprising a part of a stock purchase unit may secure the holders' obligations to purchase or sell the common stock or preferred stock under the stock purchase contracts.

        The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or for the holders to make periodic payments to us. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        If we issue stock purchase contracts or stock purchase units, the applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including:

  •
  the designation and terms of the stock purchase contracts and, if applicable, the stock purchase units of which they are a part, including whether and under what circumstances the securities forming a stock purchase unit may be held or transferred separately;

  •
  whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, and the nature and amount of those securities, or the method of determining those amounts;

  •
  the method and terms of settlement of the stock purchase contracts;

  •
  any collateral or depositary arrangements, if applicable; and

  •
  any material U.S. federal income tax considerations.

 GLOBAL SECURITIES

        The securities of any series may be issued in whole or in part in the form of one or more global securities that we will identify in a prospectus supplement. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be registered for transfer or exchange except:

  •
  as a whole by the depositary for the global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or a nominee of the depositary to a successor depositary or a nominee of the successor depositary; and

  •
  in any other circumstances described in the prospectus supplement relating to those securities.

        The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We expect that The Depository Trust Company, known as DTC, will act as the securities depositary for the global securities and that the following provisions will apply to the depositary arrangements.

        If any securities are to be issued in global form, you will not receive a paper certificate representing those securities. Instead, we will deposit with DTC or its custodian one or more global certificates registered in the name of DTC's nominee, Cede & Co. Upon the issuance of the global security, and the deposit of the global security with or on behalf of DTC, DTC will credit on its book entry registration and transfer system the respective principal amounts of the securities represented by the global security to the accounts of institutions we call "participants" that have accounts with DTC or its nominee. Generally, the underwriters or agents selling the securities will designate the accounts to be credited. If we directly offer and sell securities, we will designate the accounts to be credited.

        Since the global certificate will be registered in the name of DTC or its nominee, DTC or its nominee will have legal or record ownership of the global security. Investors that purchase the securities will own a beneficial interest in the global security. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws and the limitations described in this prospectus may impair the ability to transfer beneficial interests in the global securities.

        DTC will have no knowledge of the actual beneficial owners of the global securities. DTC will not deliver to beneficial owners written confirmation of their purchase, but we expect that beneficial owners will receive written confirmations providing details of the purchase, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchase the securities.

        So long as DTC or its nominee is the registered owner of the global security, DTC or its nominee, as the case may be, will be considered the sole owner or "holder" of the securities represented by the global security for all purposes under any indenture or other instrument under which those securities are issued. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of securities of the series in certificated form and will not be considered the holders of the securities for any purposes under any indenture or other instrument under which those securities are issued. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participant through which the person owns its interest to exercise any rights of a holder of securities under any applicable indenture or other instrument. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under any applicable indenture or other instrument, then DTC would authorize the participants to give this notice or take this action, and participants would authorize beneficial owners owning through these participants to give this notice or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will pay the principal of, and any interest, premium and other distributions and payments on global securities registered in the name of or held by DTC or its nominee to the relevant trustee or agent, who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment on a global certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

        DTC may discontinue providing its services as depositary at any time by giving reasonable notice to us and any relevant trustee or agent. In the event that a successor securities depositary is not obtained, definitive certificates representing the securities are required to be printed and delivered. At our option, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

        Although voting with respect to the global securities is limited to the holders of record of the global securities, in those instances in which a vote is required, neither DTC nor its nominee will itself consent or vote with respect to global securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee or agent as soon as possible after the record date. The omnibus proxy will assign Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such global securities are credited on the record date.

        The following is based on information furnished by DTC: DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to DTC and its participants are on file with the SEC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for its accuracy. We have no responsibility for the performance by DTC or its participants of their respective obligations.

 PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers for resale to the purchasers;

  •
  directly to purchasers;

  •
  through agents or dealers to the purchasers; or

  •
  through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

        A prospectus supplement with respect to each series of securities will include, to the extent applicable:

  •
  the terms of the offering;

  •
  the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

  •
  the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

  •
  that the securities are being solicited and offered directly to institutional investors or others;

  •
  any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

  •
  any securities exchange on which the securities may be listed.

        Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

  •
  at a fixed public offering price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices at the time of sale; or

  •
  at negotiated prices.

        Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

  •
  on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

  •
  to or through a market maker otherwise than on the NYSE or those other securities exchanges or quotation or trading services.

        Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

        In addition, we may sell some or all of the securities covered by this prospectus through:

  •
  purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

  •
  block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

        Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

        In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

        We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

        The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

        If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a "best efforts" basis for the period of its appointment.

        As one of the means of direct issuance of securities, we may utilize the service of an entity through which we may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

        We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

        If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities if any are purchased.

        Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

        Each series of securities will be a new issue of securities and will have no established trading market. The securities sold pursuant to this prospectus may or may not be listed on a national securities exchange or foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

        Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

 LEGAL MATTERS

        Schiff Hardin LLP, Chicago, Illinois, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of AAR CORP. as of May 31, 2008 and 2007, and for each of the years in the three-year period ended May 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of May 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        KPMG LLP's report dated July 10, 2008 on the effectiveness of internal control over financial reporting as of May 31, 2008, contains an explanatory paragraph that states the scope of management's assessment of the effectiveness of internal control over financial reporting includes all of AAR's consolidated subsidiaries except for Summa Technology, Inc. ("Summa") and Avborne Heavy Maintenance, Inc. ("Avborne"), businesses acquired by AAR on December 3, 2007 and March 5, 2008, respectively. KPMG LLP's audit of internal control over financial reporting of AAR also excluded an evaluation of the internal control over the financial reporting of Summa and Avborne.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby. All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by the Registrant.

SEC registration fee	$11,790
Printing fees and expenses	12,000
Legal fees and expenses	5,000
Accounting fees and expenses	40,000
Miscellaneous fees and expenses	1,210

Total	$70,000

Item 15. Indemnification of Directors and Officers

        Article Fourteenth of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall have personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, but this provision does not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware (the "DGCL") or (d) for any transaction from which the director derived an improper personal benefit.

        Reference is made to Section 145 of the DGCL, which provides for indemnification of directors and officers in certain circumstances. Section 145 empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

        Article Fifteenth of the Registrant's Restated Certificate of Incorporation provides for indemnification of the Registrant's officers and directors (and those serving in such capacity with another corporation at the request of the Registrant) to the fullest extent provided by the DGCL and other applicable laws as currently in effect and as they may be amended in the future.

        The Registrant has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Registrant against amounts which such persons must pay resulting from claims made against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

        The Registrant has entered into Indemnification Agreements with each of its directors and executive officers containing, among other things, provisions similar to those in the Registrant's Restated Certificate of Incorporation, including provisions requiring indemnification to the full extent permitted by the DGCL and the prompt advancement of expenses under certain circumstances. In addition, the Indemnification Agreements require the Registrant to maintain directors' and officers' liability insurance at specified levels, subject to certain exceptions, and, if such coverage is not maintained, to indemnify the directors and executive officers to the full extent of such coverage.

Item 16. Exhibits

        The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this registration statement.

Item 17. Undertakings

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or person controlling the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, AAR CORP. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 3rd day of December, 2008.

AAR CORP.
By:	/s/ DAVID P. STORCH
Name:	David P. Storch
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints David P. Storch, Richard J. Poulton and Robert J. Regan, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed effective December 3, 2008 by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ DAVID P. STORCH David P. Storch	Chairman and Chief Executive Officer; Director (Principal Executive Officer)
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	President and Chief Operating Officer; Director
/s/ RICHARD J. POULTON Richard J. Poulton	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ MICHAEL J. SHARP Michael J. Sharp	Vice President and Controller (Principal Accounting Officer)

Name	Title

/s/ NORMAN R. BOBINS Norman R. Bobins	Director
/s/ MICHAEL R. BOYCE Michael R. Boyce	Director
/s/ JAMES G. BROCKSMITH, JR. James G. Brocksmith, Jr.	Director
/s/ GERALD F. FITZGERALD, JR. Gerald F. Fitzgerald, Jr.	Director
/s/ RONALD R. FOGLEMAN Ronald R. Fogleman	Director
/s/ JAMES E. GOODWIN James E. Goodwin	Director
/s/ PATRICK J. KELLY Patrick J. Kelly	Director
/s/ MARC J. WALFISH Marc J. Walfish	Director
/s/ RONALD B. WOODARD Ronald B. Woodard	Director

 EXHIBIT INDEX

	Index		Exhibits
1	Underwriting agreements	1.1	Form of Underwriting Agreement*
3.	Articles of Incorporation and By-Laws	3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 2004)
		3.2	By-Laws as amended and restated through July 9, 2008 (incorporated by reference to Exhibits to the Registrant's Current Report on Form 8-K dated July 11, 2008)
4.	Instruments defining the rights of security holders	4.1
			Rights Agreement between the Registrant and Computershare Trust Company dated July 11, 2007 (incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 2007)
		4.2	Form of 1.75% Senior Convertible Note (incorporated by reference to Exhibits to the Registrant's Current Report on Form 8-K dated February 1, 2006)
		4.3
			Indenture between AAR CORP. and U.S. Bank, National Association, as trustee, dated February 1, 2006 (incorporated by reference to Exhibits to the Registrant's Current Report on Form 8-K dated February 1, 2006)
		4.4
			Credit Agreement dated August 31, 2006 among AAR CORP., LaSalle Bank National Association, as administrative agent, and the various financial institutions party thereto (incorporated by reference to Exhibits to the Registrant's Current Report on Form 8-K dated September 5, 2006), as amended August 31, 2007 (incorporated by reference to Exhibits to the Registrant's Current Report on Form 8-K dated September 5, 2007), and March 14, 2008 (incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 29, 2008)
		4.5	Form of 1.625% Convertible Senior Note due 2014 (incorporated by reference to Exhibits to the Registrant's Current Report on Form 8-K dated February 14, 2008)

	Index		Exhibits
		4.6	Form of 2.25% Convertible Senior Note due 2016 (incorporated by reference to Exhibits to the Registrant's Current Report on Form 8-K dated February 14, 2008)
		4.7	Form of Senior Indenture between AAR CORP. and U.S. Bank National Association, as trustee, relating to the Senior Debt Securities
		4.8	Form of Subordinated Indenture between AAR CORP. and U.S. Bank National Association, as trustee, relating to Subordinated Debt Securities
		4.9	Form of Stock Purchase Contract Agreement*
		4.10	Form of Stock Purchase Unit Agreement*
		4.11	Form of Warrant Agreement*
5.	Opinion regarding legality	5.1	Opinion of Schiff Hardin LLP
12.	Statements re computation of ratios	12.1	Statement of computation of ratio of earnings to fixed charges
23.	Consents of experts and counsel	23.1	Consent of Schiff Hardin LLP (included in its opinion filed as Exhibit 5.1)
		23.2	Consent of Independent Registered Public Accounting Firm
24.	Power of attorney	24.1	Powers of attorney are granted by the persons executing this registration statement as set forth on the signature page
25.	Statement of eligibility of Trustee	25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as trustee

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
RISK FACTORS
FORWARD-LOOKING STATEMENTS
AAR CORP.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF THE PREFERRED STOCK
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF THE WARRANTS
DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
GLOBAL SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX